EXHIBIT 10.76

AMENDMENT TO HEISKELL PURCHASING AGREEMENT

THIS AMENDMENT TO HEISKELL PURCHASING AGREEMENT (this "Amendment"), dated as of January 2, 2013, is entered into between AEMETIS ADVANCED FUEL KEYES, INC., a Delaware corporation formerly known as AE ADVANCED FUELS KEYES, INC. (“AEAF KEYES”), and J.D. HEISKELL HOLDINGS, LLC, a California limited liability company doing business as J.D. HEISKELL & CO. (“HEISKELL”).

WHEREAS, the parties hereto entered into that certain Heiskell Purchasing Agreement, dated as of March 9, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Heiskell Purchasing Agreement”); and

WHEREAS, the Parties desire to amend the Heiskell Purchasing Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.  Definitions and Interpretation.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Heiskell Purchasing Agreement.

Section 2.    Extension of Term of Heiskell Purchasing Agreement.  The parties hereby agree that, in accordance with Section 9.A. of the Heiskell Purchasing Agreement, the term of the Heiskell Purchasing Agreement shall continue for a Renewal Term commencing on January 1, 2013 and ending on December 31, 2013.

Section 3.  Amendments to Heiskell Purchasing Agreement.  The parties hereby agree that the Heiskell Purchasing Agreement is hereby amended as follows:

Section 3.1  Amendment to Section 2.B. of the Heiskell Purchasing Agreement.  The parties hereby agree that Section 2.B. of the Heiskell Purchasing Agreement is hereby amended and restated to read as follows:

B.         Ethanol.  HEISKELL will sell all Ethanol produced by AEAF KEYES to Kinergy or other ethanol purchasers designated by AEAF KEYES (as to each, an “Ethanol Purchaser”) on one (1) day credit terms provided the Ethanol Purchaser meets HEISKELL’S credit and delivery requirements; it being agreed that Kinergy shall be deemed to meet such requirements only to the extent that AEAF KEYES has delivered to JDH a guaranty in the form attached hereto as Exhibit A (the “Guaranty”).   HEISKELL will purchase all Ethanol produced by AEAF KEYES on a daily basis. HEISKELL will pay to AEAF KEYES the same price as HEISKELL receives from the Ethanol Purchaser.  All such sales to Kinergy as an Ethanol Purchaser  will be on a “Next Day from Shipment” payment basis (i.e. payment will be due to HEISKELL for all Ethanol sold to Kinergy as the Ethanol Purchaser on the next business day after shipment).

Section 4.  General Representations and Warranties of Parties.  Each party hereby represents and warrants the following as of the date hereof:

Section 4.1.  Organization and Existence.  It has been duly organized, is validly existing and is in good standing under the laws of its state of formation.

Section 4.2.  Power and Authority.  It has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all action necessary to authorize it to execute and deliver this Amendment and perform its obligations hereunder.

Section 4.3.  Binding Effect.  This Amendment, when executed and delivered, will constitute the valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Section 5.  Miscellaneous Provisions.

Section 5.1.  Affirmation of Heiskell Purchasing Agreement.

(a)  On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Heiskell Purchasing Agreement, shall mean and be a reference to the Heiskell Purchasing Agreement as amended hereby.

(b)  Except as specifically amended hereby, the Heiskell Purchasing Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

Section 5.2.  Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 5.3.  Governing Law.  This Amendment is and shall be governed by, and shall be construed and interpreted in accordance with LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Section 5.4.  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  To evidence its execution of an original counterpart of this Amendment, a party may deliver via facsimile or pdf transmission a copy of its original executed counterpart signature page to the other party, and such transmission shall constitute delivery of an original, executed copy of this Amendment to the receiving party for purposes of determining execution and effectiveness of this Amendment.  Notwithstanding the foregoing, any party delivering such counterpart signature by facsimile or pdf transmission agrees to provide an original executed signature page to the receiving party by express delivery promptly upon request thereof.

The remainder of this page has been intentionally left blank.  The signatures of the parties hereto appear on the next succeeding pages.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

AEMETIS ADVANCED FUEL KEYES, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	CEO

J.D. HEISKELL HOLDINGS, LLC

By:	/s/ Robert Hodgen
Name:	Robert Hodgen
Title:	Sr. Vice President

EXHIBIT A

January 2, 2013

J.D. Heiskell Holdings, LLC
116 West Cedar Avenue
Tulare, CA  93274-5348

Re:           Guaranty of Kinergy Marketing, LLC (“Kinergy”) Obligations to Heiskell

To Heiskell,

AEMETIS ADVANCED FUEL KEYES, INC., a Delaware corporation formerly known as AE ADVANCED FUEL KEYES, INC. (“Guarantor”), hereby unconditionally and irrevocably guarantees the prompt and punctual payment of all amounts due and owning (the “Guaranteed Obligations”) to J.D. Heiskell Holdings, LLC doing business as J.D. Heiskell & Company (“Heiskell”) by Kinergy (the “Guaranty”) pursuant to the Heiskell Purchasing Agreement (defined below).  This Guaranty is a guaranty of payment and not of collection.  This Guaranty shall remain in full force and effect until the Guaranty Obligations are paid in full.   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Heiskell Purchasing Agreement dated as of March 9, 2011, by and between Guarantor and Heiskell (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Heiskell Purchasing Agreement”).

Guarantor hereby acknowledges and agrees that the Guaranteed Obligations shall be secured by, and Guarantor hereby grants to Heiskell a security interest in, all of Guarantor’s rights in the Collateral (as such term is defined in the Security Agreement) in accordance with and pursuant to the terms of that certain Security Agreement dated as of March 9, 2011, by and between Guarantor and Heiskell (as amended, restated, supplement, or otherwise modified and in effect from time to time, the “Security Agreement”).

Guarantor guarantees that the Guaranty Obligations will be paid, regardless of any applicable law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of Heiskell with respect thereto.  The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:  (a) any lack of validity or enforceability of or defect or deficiency any agreement or instrument executed in connection with (or pursuant thereto) the Heiskell Purchasing Agreement; (b) any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Guaranty Obligations, or any other amendment or waiver of or any consent to departure from any agreement (including the Heiskell Purchasing Agreement or instrument relating thereto or executed in connection therewith or pursuant thereto; (c) any sale, exchange or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranty Obligations; (d) the failure of Heiskell to assert any claim or demand or to enforce any right or remedy against Guarantor, Kinergy or any other person or any agreement (including the Heiskell Purchasing Agreement or instrument relating to the Guaranteed Obligations or executed in connection therewith or pursuant thereto; (e) any failure by Guarantor or  Kinergy in the performance of any obligation with respect to any agreement (including the Heiskell Purchasing Agreement or instrument relating to the Guaranteed Obligations or executed in connection therewith or pursuant thereto; (f) any change in the corporate existence, structure or ownership of Guarantor or Kinergy, or any insolvency, bankruptcy reorganization or other similar proceeding affecting Guarantor, Kinergy or their respective assets or resulting release or discharge of any of the Guaranty Obligations; (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor, Kinergy or any other person (including any other guarantor) that is a party to any document or instrument executed in respect of the Guaranty Obligations;  or (h)  any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Guaranty Obligations or Heiskell’s rights with respect thereto.

            The obligations of the Guarantor under this Guaranty shall not be affected by the amount of credit extended to Guarantor or Kinergy, any repayment by Guarantor or Kinergy to Heiskell (in each case, other than the full and final payment of all of the Guaranty Obligations), the allocation by Heiskell of any payment, any compromise or discharge of the Guaranty Obligations, any application, release or substitution of collateral or other security therefor, the release of any guarantor, surety or other person obligated in connection with any document or instrument executed in respect of the Guaranty Obligations, or any further advances to Guarantor or Kinergy.

The Guarantor hereby waives (a) promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of default, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Guaranty Obligations and this Guaranty, (b) any requirement that Heiskell protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Kinergy or any other person or entity or any collateral or that Kinergy or any other person or entity be joined in any action hereunder, (c) the defense of the statute of limitations in any action under this Guaranty or for the collection or performance of the Guaranty Obligations, (d) any defense arising by reason of any lack of corporate authority, (e) any defense based upon any guaranteed party’s errors or omissions in the administration of the Guaranty Obligations except to the extent that any error or omission is caused by such guaranteed party’s bad faith, gross negligence or willful misconduct, (f) any rights to set-offs and counterclaims and (g) any defense based upon an election of remedies which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against Kinergy or any other obligor of the Guaranty Obligations for reimbursement.  All dealings between Kinergy or the Guarantor, on the one hand, and Heiskell, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.  Should Heiskell seek to enforce the obligations of the Guarantor hereunder by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Kinergy or any other person, or that any action be brought against, Kinergy or any other person, or that Kinergy or any other person should be joined in such cause.  Such waiver shall be without prejudice to Heiskell at its option to proceed against Kinergy or any other person, whether by separate action or by joinder.  The Guarantor further expressly waives each and every right to which it may be entitled by virtue of the suretyship law of any applicable jurisdiction.

The obligations of the Guarantor hereunder are separate and apart from Kinergy or any other person (other than the Guarantor), and are primary obligations concerning which the Guarantor is the principal obligor.  The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Guaranty Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of Kinergy from the performance of any of the Guaranty Obligations, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

Guarantor acknowledges and agrees that the execution, delivery and performance by the Guarantor of this Guaranty will not violate any applicable law or contractual obligation to which the Guarantor is a party or by which it is bound.

Regards,

AEMETIS ADVANCED FUEL KEYES, INC.

By:	/s/ Eric A. McAfee
Its:	CEO